SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May1, 2006, Titan Global Holdings, Inc. (the “Company"), as part of its analysis of comments made by the staff (the "Staff") of the Securities and Exchange Commission (the "SEC") during the Staff's review of the Company’s 10-KSB for the fiscal year ended August 31, 2005 and form 10-QSB for the fiscal quarter ended November 30, 2005, determined, through its authorized officers, that it is likely that the Company will have to restate its financial statements for matters discussed later in this Report for the years ended August 31, 2005 and the interim period ended November 30, 2005, and that those financial statements should not be relied upon.

Until the Company has either restated and reissued its results for the applicable periods or determined that no such restatement and reissue is warranted, investors, potential investors and other readers of the Company's SEC filings are cautioned not to rely on the Company's financial statements included in the 2005 Annual Report on Form 10-KSB and the interim period ended November 30, 2005 on Form 10-QSB to the extent they are affected by the accounting issues described in this Report. The accounting issues described in this Report will affect the amounts reported and classification of accounts in the Company's Balance Sheets, Statements of Operations, and Statements of Cash Flows, but will not affect net change in cash and cash equivalents for any of the affected periods.

The Company cautions that its analysis of the accounting issues described in this Report and its discussions with the SEC Staff are ongoing, as a result of which there can be no assurance that the adjustments described in this Report will be the final adjustments that the Company determines are required. The Company is currently reviewing its debt agreements with Laurus with respect to derivatives as outlined in Financial Accounting Standard (“SFAS”) No. 133 and Emerging Issues Task Force (“EITF”) Issue No. 00-19 and is currently completing an analysis of the potential derivatives contained in the Laurus agreement and the impact of this on other instruments, including warrants, previously recognized as equity instruments. Due to these circumstances, the Company has not filed its quarterly report on Form 10-QSB for the quarter ended February 28, 2006 by the prescribed deadline.  The Company anticipates filing such quarterly report as soon as reasonably practicable after it has concluded its analysis with regard to the financial statements. The authorized officers of the Company have discussed with the Company's independent registered public accounting firm the matters disclosed in this Report.

TREATMENT OF LAURUS DEBT

The Company has from time to time issued debt and warrant instruments to Laurus Master Fund, Ltd. (“Laurus”). In conjunction with these issuances, the Company has entered into additional agreements with Laurus including certain registration rights agreements.

During its review of the Company's filings, the Staff commented about the Company's accounting for the Laurus debt, warrants issued to Laurus and certain registration rights provided to Laurus.

The Company has preliminarily determined that, upon its initial issuance of debt and related warrants to Laurus, certain financial instruments, including stand-alone and embedded derivative instruments, may no longer qualify to be reported as equity in the Company’s balance sheet. Rather, these instruments potentially should have been recorded as liabilities, marked to market each reporting period with changes in fair value recorded in the Statement of Operations.  There may also be additional derivative instruments not previously identified by the Company for which no accounting treatment has been given.  This preliminary determination is based on the Staff’s comments, further review of the applicable accounting literature and clarification from the Staff at the AICPA’s National Conference on Current SEC and PCAOB Developments in Washington, D.C. on December 5-7, 2005.

The Company has identified certain features in the Laurus debt that may preclude it from being considered “conventional convertible debt” as defined in EITF Issue No. 00-19. These features include certain conversion price reset provisions, which are triggered if the Company issues shares at a price less than the fixed conversion price, and liquidated damages clauses relating to registration rights. The Company has preliminarily determined that the embedded conversion feature of the Laurus debt and the outstanding warrants may be reclassified to liabilities under the provisions of SFAS No. 133 and EITF Issue No. 00-19.  Previously, the Company was recording beneficial conversion features on these instruments in accordance with EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.   The potential impact of this initial reclassification will be to reduce the Company’s stockholders’ equity and increase liabilities.  The Company is determining its methodology for estimating the fair value of these instruments.  Changes in the fair value will be recorded in the Statement of Operations each reporting period.  Accordingly, the Company is in the process of determining the impact on the Statements of Operations and this impact may be material. The Company is also reviewing the preliminary conclusions of EITF Issue No. 05-4, “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to Issue No. 00-19” with respect to its registration rights agreements and the liquidated damages provisions contained therein.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance
Chief Financial Officer

Date: May 3, 2006